Exhibit 99.1

Conference Call:         Today, February 8, 2007 at 11:00 a.m. EST

Dial-in numbers:         212/231-6020 or 415/537-1973

Webcast:                       www.pngaming.com

                                        Replay information provided below

CONTACT:

William J. Clifford                                                                                                 Joseph N. Jaffoni, Richard Land

Chief Financial Officer                                                                                         Jaffoni & Collins Incorporated

610/373-2400                                                                                                         212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS FOURTH QUARTER

DILUTED EPS OF $1.00, INCLUSIVE OF NET BENEFIT FROM INSURANCE PROCEEDS, IMPAIRMENT CHARGE AND LOSS ON DISCONTINUED OPERATIONS

- EBITDA of $146.4 Million Exceeds Fourth Quarter Guidance -

- Establishes 2007 First Quarter and Full Year Guidance -

Wyomissing, Penn., (February 8, 2007) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported fourth quarter operating results for the period ended December 31, 2006, as summarized below.

Summary of Fourth Quarter and Full Year Results

	Three Months Ended			Twelve Months Ended
(in millions, except per share data)	December 31,			December 31,
		2006 Guidance
	2006	(3)	2005 (4)	2006	2005 (4)
Net revenues (1)	$572.9	$558.6	$504.5	$2,244.5	$1,369.1
EBITDA (2)	146.4	142.3	143.9	629.2	373.3
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, hurricane, goodwill impairment, charge for stock compensation, charge for early
extinguishment of debt and other expenses	(58.4)	(112.8)	(107.7)	(416.1)	(286.1)
Net income from continuing operations	88.0	29.5	36.2	213.1	87.2
Income (loss) from discontinued operations	—	—	1.4	—	(4.1)
(Loss) gain on sale of discontinued operations	(0.7)	—	—	114.0	37.9
Net income	$87.3	$29.5	$37.6	$327.1	$120.9
Per share data
Diluted earnings per share from continuing operations	$1.01	$0.34	$0.42	$2.46	$1.02
Diluted earnings per share from discontinued operations	(0.01)	—	0.02	1.32	0.39
Diluted earnings per share	$1.00	$0.34	$0.44	$3.78	$1.41

(1)          Revenue figures for all periods of 2005 reflect a reclassification for cash redemption coupons to contra-revenue from operating expense.  This reclassification had no effect on operating income, EBITDA, net income or earnings per share for the three and twelve month periods ended December 31, 2005.

(2)          EBITDA is income from continuing operations, excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs, hurricane, and goodwill impairment, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)          The figures in this column present the guidance Penn National Gaming provided on October 26, 2006 for the fourth quarter ended December 31, 2006.

(4)          2005 results do not include charges for stock based compensation.  In the three and twelve months ended December 31, 2006, Penn National Gaming incurred pre-tax non-cash charges for stock based compensation of $5.3 million ($3.9 million, net of taxes, or $0.04 per diluted share) and $20.6 million ($14.9 million, net of taxes, or $0.17 per diluted share), respectively.

Review of Fourth Quarter 2006 Results vs. Guidance and Fourth Quarter 2005 Results

	Three Months Ended
	December 31,
	2006 Actual	2006 Guidance (1)	2005 Actual
Diluted earnings per share from continuing operations	$1.01	$0.34	$0.42
Hurricane	(0.94)		0.02
Goodwill impairment	0.25		—
Charge for early extinguishment of debt related to termination of senior credit facility	—		0.01
Diluted earnings per share from continuing operations before hurricane, goodwill impairment and charge for early extinguishment of debt	$0.32	$0.34	$0.45

Review of Full Year 2006 Results vs. Guidance and Full Year 2005 Results

	Twelve Months Ended
	December 31,
	2006 Actual	2006 Guidance (1)	2005 Actual
Diluted earnings per share from continuing operations	$2.46	$1.79	$1.02
Hurricane	(0.94)		0.16
Goodwill impairment	0.25		—
Charge for early extinguishment of debt related to termination of senior credit facility	0.07	0.07	0.14
Settlement charge	—		0.20
Impairment charge for Penn National grandstand	—		0.03
Diluted earnings per share from continuing operations before hurricane, goodwill impairment, charge for early extinguishment of debt, settlement charge and impairment charge for Penn National grandstand	$1.84	$1.86	$1.55

(1)             The figures in this column present the guidance Penn National Gaming provided on October 26, 2006 for the period ended December 31, 2006.

In the three months ended December 31, 2006, Penn National Gaming’s financial results benefited from a settlement agreement with its property and business interruption insurance providers for a total of $225 million for Hurricane Katrina-related losses at its Hollywood Casino Bay St. Louis

(formerly known as Casino Magic-Bay St. Louis) and Boomtown Biloxi facilities, as well as minor proceeds related to its National Flood Insurance coverage and auto insurance claims.  Both Mississippi facilities sustained significant damage as a result of Hurricane Katrina in August 2005.  Reflecting the settlement agreement, Penn National Gaming recorded a pre-tax gain of $128.3 million ($81.8 million, net of taxes, or $0.94 per diluted share) in the three months ended December 31, 2006.

As a result of the increased asset values resulting from the reconstruction at Hollywood Casino Bay St. Louis, the Company determined that all of the goodwill associated with the original purchase of the property has been impaired.  Accordingly, Penn National recorded a pre-tax charge of $34.5 million ($22.0 million, net of taxes, or $0.25 per diluted share) in the three months ended December 31, 2006.

The Company’s performance versus guidance, after giving effect to the insurance recovery and goodwill impairment, is attributable to costs associated with merger and acquisition activity which were expensed in the three months ended December 31, 2006, and increased depreciation as a result of underestimating the depreciation associated with the Gulf Coast assets, as the asset segregation analysis was not completed when the Company provided guidance.  The net impact of the costs associated with merger and acquisition activity and underestimation of the depreciation associated with the Gulf Coast assets was $0.04 per diluted share in the three months ended December 31, 2006.

In the three months ended December 31, 2005, Penn National Gaming recorded charges of $0.02 and $0.01 per diluted share related to the impact of Hurricane Katrina on two Gulf Coast properties and early extinguishment of debt, respectively.

Commenting on the results, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National Gaming said, “During the fourth quarter, our portfolio of regionally diversified assets overcame several challenges including the normalization of results at our Baton Rouge property, as properties closed by Hurricane Katrina reopened, increased insurance costs and the incremental tax in Illinois of 3% of revenue at our Chicago-area facilities.  Despite these challenges, our operating management team did an excellent job of driving record fourth quarter revenue and EBITDA that exceeded our guidance.

“During the quarter, we also continued to execute on our long-term strategy for growth through acquisition and the development and expansion of gaming facilities.  Our focus is on prudently expanding our operating base and generating returns on invested capital that will continue to bring value to our shareholders.  In this regard, during the quarter, we evaluated both modest and significant acquisition opportunities, applying a disciplined approach to structuring transactions that would result in the long-term enhancement of shareholder value.  We succeeded in New Mexico, entering into a definitive agreement to purchase Zia Park Racetrack and its Black Gold Casino for $200 million, which will result in the operation being accretive to earnings while further diversifying Penn National’s regional asset base.  Management, in concert with financial and legal advisors, also pursued a significant M&A opportunity during the quarter.  In applying our criteria for returns, we adhered to a valuation and structure that our analysis indicated would provide meaningful free cash flow growth and support our long-term goals for value creation.  However, the cost of the opportunity reached a level where we felt the returns to our shareholders would not justify the higher level of risk associated with the transaction.  While we incurred costs during the quarter related to this process, we are confident that our aggressive — yet disciplined — approach to maximizing shareholder returns will continue to serve our shareholders well in the near- and long-term.

“We continued to move forward the Company’s broad slate of development and expansion projects that are expected to begin to drive new phases of growth for the next several years.  As these projects come online, we will be well-positioned to reduce debt or allocate capital in areas that will create even more opportunities to build value at a time when our EBITDA run rate will significantly exceed the levels we are achieving now.

“The current expansion under way at Charles Town will add gaming floor capacity for 800 more slots.  However, we are slightly revising the opening of this phase of expansion from the first quarter of 2007 to May of this year to reflect certain construction delays.  We’re also carefully monitoring legislative activity in West Virginia related to table games and, independent of the outcome, development will continue at the property with further gaming floor space for either tables or 1,000 slot machines, the addition of a hotel, parking and additional food and beverage offerings.  Earlier this month, Jefferson County approved the Company’s plans for a 153-room hotel at Charles Town. Charles Town’s fourth quarter revenue and EBITDA were impressive, as they grew 12% and 18%, respectively, despite a lower number of available gaming positions compared to the prior year period.  This revenue growth, which partially benefited from a favorable calendar and weather, leads us to be very excited about the continued growth prospects for the facility and its appeal to patrons in the region.

“Argosy Casino Riverside recorded a 11% year-over-year fourth quarter revenue growth and 16% EBITDA increase, while progress on the facility’s 258-room hotel and 5,200 square feet of new meeting space continued on pace for an April 2007 opening.  These amenities will complement an already strong property and its attraction as a regional destination.

“Construction of the integrated Hollywood Casino racing and gaming facility at Penn National Race Course is moving forward at full force, with a significant portion of the steel building structure now in place.  Our enthusiasm for this project and its prospective returns remains very high based on the demographics and encouraging results reported by the facilities featuring slots that recently opened in Pennsylvania.  With our plans to open with 2,000 slots and expand as quickly as demand dictates to 3,000 positions, this project presents Penn National with solid near- and long-term growth opportunities.

“Penn National Gaming recently completed the purchase of the former Holiday Inn in Bangor, Maine, where we will build the permanent Hollywood Slots at Bangor facility.  With the impressive results being generated by our temporary facility and a substantial number of patrons driving significant distances to Hollywood Slots at Bangor, we are adding a hotel to the plans for the permanent facility, which will feature a two-story, semi-circular, glass tower casino area, a four-story parking garage, restaurants, retail space and a new simulcast facility for off-track wagering. Construction will commence in the first half of 2007 following the demolition of the existing hotel and adjacent buildings.  Reflecting higher construction costs and the addition of the hotel, the project budget has been revised to $131 million from $90 million.  The permanent facility will initially include 1,000 slots, or roughly double what we operate in Maine today at the temporary facility.  Like our facility at Penn National Race Course, we have designed the permanent Bangor site to accommodate future expansion, including up to 1,500 gaming machines.  So again, we have considered our goals to achieve both near- and longer-term returns and growth.

“Finally, while Argosy Casino Lawrenceburg recorded a year-over-year fourth quarter EBITDA gain, the property remains capacity-constrained, and is impacted by its three-tier layout.  Our plans for a new two-level barge, 1,600 more gaming positions and a significant parking expansion will address these impediments.  Unfortunately, some aspects of the project’s progress remain beyond our control as environmental and archeological studies continue to be conducted at the site.  As a result, we are disappointed that the expected opening date for the parking facility will now be in the second quarter of 2008, while the expanded casino floor will open in the second quarter of 2009.

“Reflecting our continued disciplined approach to growth, Penn National Gaming delivered exceptional 2006 operating results and gains over 2005.  As indicated in our guidance, 2007 will be somewhat of a transition year as we largely operate our existing base of properties and move forward our diversified, staggered development pipeline.  We expect these projects to significantly benefit 2008 results and beyond.”

Development and Expansion Projects

The table below outlines Penn National Gaming’s current pipeline of new or expanded facilities:

			Amount
			Expended
	New	Planned	through	Expected
	Gaming	Total	December 31,	Opening
Project/Scope	Positions	Budget	2006	Date
		(in millions)

Charles Town (WV) - Casino expansion, including a 153-room, on- site, hotel and a 65,000 square foot expansion of the gaming floor. Gaming space will be finished in two phases: the first phase will be completed in the second quarter of 2007, allowing for 800 more gaming machines, and the second phase will provide capacity for an additional 1,000 gaming machines.	800	$56	$12	First phase of gaming space - May 2007 Hotel - 15 months from receipt of building permits Second phase of gaming space - To be determined

Argosy Casino Riverside (MO) - Construction of 258-room hotel.	—	$66	$46	Hotel - April 2007

Argosy Casino Lawrenceburg (IN) - New two-level 270,000 square foot gaming barge, an additional 1,500 space parking garage and road and infrastructure improvements. The gaming barge will allow 4,000 positions on one level, and another 400 positions will be added to the second level, along with restaurants and other amenities on the gaming barge.	1,600	$310	$63	Parking facility - 2nd Quarter 2008 Gaming facility - 2nd Quarter 2009

Hollywood Casino at Penn National (PA) - Building an integrated racing and gaming facility. Budget includes a $50 million license fee and the purchase of an initial 2,000 slot machines (with the building size sufficient to add 1,000 additional machines), a 2,500 space parking garage and several restaurants.	2,000	$310	$37	1st Quarter 2008

Hollywood Slots at Bangor (ME) - Building a permanent facility, which will include a 1,500 slot facility (1,000 slot machines at opening), a 152- room hotel, 1,500 space parking garage and several restaurants.	525	$131	$12	15 months from receipt of building permits

Financial Guidance

The following table sets forth current guidance targets for continuing operations for the 2007 first quarter and full year, based on the following assumptions:

•                  The closing of the Zia Park acquisition by the beginning of the third quarter of 2007;

•                  The Company believes that the operating results from its Hollywood Casino Baton Rouge property (formerly known as Casino Rouge) stabilized in the fourth quarter of 2006.  As such, the Company anticipates the contributions from this property to normalize near levels achieved in the fourth quarter of 2006;

•                  The Company assumes increased competition from new facility openings in the St. Louis market in the fourth quarter of 2007;

•                  The Company expects the hotel project at Argosy Casino Riverside to take several months to have meaningful results;

•                  Penn National Gaming is currently required by the Illinois Gaming Board to reach a definitive sales agreement for the Empress Casino Hotel by June 30, 2008.  However, the results of Empress Casino Hotel remain included in continuing operations as the Company assumes that the accounting standards for treating properties as “assets held for sale” will not be met in 2007; as such, the results from the property are included in our 2007 first quarter and full year guidance;

•                  Anticipated depreciation and amortization to increase in the first quarter by $5.8 million and the full year 2007 by $21.4 million;

•                  Anticipated 2007 results include a pre-tax non-cash charge for stock compensation of $24.4 million ($17.7 million, net of taxes, or $0.20 per diluted share);

•                  The effective tax rate for federal, state and local income taxes for the first quarter and full year 2007 will be 43.0%, reflecting the impact of better operating results in jurisdictions with higher state income tax;

•                  The Company will have approximately 87.5 million diluted shares outstanding as of December 31, 2007; and,

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events, weather, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

(in millions, except per share data)	Three Months Ended		Full Year Ended
	March 31,	March 31,		2006
	2007 Guidance	2006 Actual	2007 Guidance	Actual
Net revenues (1)	$599.5	$547.8	$2,453.0	$2,244.5
EBITDA (2)	159.0	164.8	648.1	629.2
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charge for stock compensation and other expenses	(118.9)	(116.3)	(485.5)	(469.4)
Net income from continuing operations before charge for early extinguishment of debt, hurricane and goodwill impairment	40.1	48.5	162.6	159.8
Charge for early extinguishment of debt, net of tax	—	(6.5)	—	(6.5)
Hurricane, net of tax	—	—	—	81.8
Goodwill impairment, net of tax	—	—	—	(22.0)
Net income from continuing operations GAAP	$40.1	$42.0	$162.6	$213.1

Diluted earnings per share before charge for early extinguishment of debt, hurricane and goodwill impairment	$0.46	$0.56	$1.86	$1.84
EPS impact of charge for early extinguishment of debt, hurricane and goodwill impairment	—	(0.07)	—	0.62
Diluted earnings per share from continuing operations	$0.46	$0.49	$1.86	$2.46

(1)             Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)             EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.

2006 EBITDA to 2007 EBITDA Guidance Reconciliation

	Three Months	Full Year
	Ended	Ended
(in millions)	March 31,	December 31,

2006 EBITDA Actual (1)	$164.8	$629.2

Existing Operations/Corporate	5.7	36.9
Zia Park	—	13.2
Incremental Insurance Costs	(6.1)	(14.2)
Pre-Opening Expenses	(1.6)	(10.5)
Incremental Illinois 3% Tax	(3.8)	(6.5)

2007 EBITDA Guidance (1)	$159.0	$648.1

(1)             EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information — Continuing Operations

(in thousands) (unaudited)

	NET REVENUES (1)		EBITDA (2)
	Three Months Ended December 31,		Three Months Ended December 31,
	2006	2005	2006	2005
Charles Town Entertainment Complex	$118,854	$106,251	$36,453	$30,957
Argosy Casino Lawrenceburg	118,683	107,259	38,033	35,536
Hollywood Casino Aurora	61,241	57,477	18,573	19,837
Empress Casino Hotel	58,939	58,228	12,176	15,917
Argosy Casino Riverside	38,840	34,844	12,412	10,712
Hollywood Casino Baton Rouge	32,101	43,247	11,351	20,621
Argosy Casino Alton	28,380	26,046	6,952	5,205
Hollywood Casino Tunica	24,206	26,943	5,395	7,423
Hollywood Casino Bay St. Louis (3)	21,417	19	2,614	19
Argosy Casino Sioux City	13,343	13,218	4,385	4,158
Boomtown Biloxi (3)	22,484	(123)	5,691	(122)
Hollywood Slots at Bangor	10,870	4,742	3,089	(127)
Bullwhackers	6,287	7,443	697	845
Casino Rama management service contract	4,019	4,627	3,667	4,275
Pennsylvania Racing Operations	11,452	12,027	(307)	(449)
Raceway Park	1,745	2,286	(166)	134
Earnings from Pennwood Racing, Inc.	—	—	(110)	240
Corporate overhead	—	—	(14,464)	(11,237)
Total	$572,861	$504,534	$146,441	$143,944

	NET REVENUES (1)		EBITDA (2)
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Charles Town Entertainment Complex	$485,197	$440,641	$143,634	$129,520
Argosy Casino Lawrenceburg	474,046	107,259	156,626	35,536
Hollywood Casino Aurora	245,475	227,339	79,056	75,105
Empress Casino Hotel	238,843	58,228	60,744	15,917
Argosy Casino Riverside	153,441	34,844	49,512	10,712
Hollywood Casino Baton Rouge	144,001	129,675	61,843	52,699
Argosy Casino Alton	115,194	26,046	30,465	5,205
Hollywood Casino Tunica	106,352	106,496	26,892	27,906
Hollywood Casino Bay St. Louis (3)	32,184	69,595	5,770	14,123
Argosy Casino Sioux City	53,909	13,218	17,569	4,158
Boomtown Biloxi (3)	51,421	45,714	18,409	10,847
Hollywood Slots at Bangor	40,871	5,957	11,258	(987)
Bullwhackers	26,812	29,435	3,161	4,029
Casino Rama management service contract	18,146	18,595	16,765	17,234
Pennsylvania Racing Operations	50,303	53,777	1,958	2,699
Raceway Park	8,352	2,286	(395)	134
Earnings from Pennwood Racing, Inc.	—	—	(788)	1,455
Corporate overhead	—	—	(53,254)	(32,988)
Total	$2,244,547	$1,369,105	$629,225	$373,304

(1)             Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)             EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)             Hollywood Casino Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

 (in thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
EBITDA	$146,441	$143,944	$629,225	$373,304
Loss (earnings) from joint venture	110	(240)	788	(1,455)
Depreciation and amortization	(35,309)	(26,125)	(123,951)	(72,531)
Charge for stock compensation	(5,331)	—	(20,566)	—
Settlement costs and hurricane	128,253	(2,003)	128,253	(49,320)
Goodwill impairment	(34,522)	—	(34,522)	—
Loss on disposals	(594)	(4,264)	(1,386)	(6,450)
Income from continuing operations	$199,048	$111,312	$577,841	$243,548
Interest expense	(50,401)	(47,693)	(196,328)	(89,344)
Interest income	873	930	3,525	4,111
(Loss) earnings from joint venture	(110)	240	(788)	1,455
Other	(3,777)	(398)	(4,296)	39
Charge for early extinguishment of debt	—	(1,365)	(10,022)	(18,039)
Taxes on income	(57,630)	(26,800)	(156,852)	(54,593)
Net income from continuing operations	$88,003	$36,226	$213,080	$87,177
Income (loss) from discontinued operations, net of tax	—	1,382	—	(4,135)
(Loss) gain on sale of discontinued operations	(653)	—	114,008	37,888
Net income	$87,350	$37,608	$327,088	$120,930

Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended December 31, 2006

	Income						Loss
	from	Charge for			Depreciation	(Gain)/loss	from
	continuing	stock		Goodwill	and	on disposal	joint
	operations	compensation	Hurricane	impairment	amortization	of assets	venture	EBITDA
Charles Town Entertainment Complex	$30,637	$—	$—	$—	$5,681	$135	$—	$36,453
Argosy Casino Lawrenceburg	33,798	—	—	—	4,310	(75)	—	38,033
Hollywood Casino Aurora	16,216	—	—	—	2,357	—	—	18,573
Empress Casino Hotel	9,177	—	—	—	3,027	(28)	—	12,176
Argosy Casino Riverside	9,373	—	—	—	2,904	135	—	12,412
Hollywood Casino Baton Rouge	8,961	—	—	—	2,024	366	—	11,351
Argosy Casino Alton	4,895	—	—	—	2,040	17	—	6,952
Hollywood Casino Tunica	3,579	—	—	—	1,816	—	—	5,395
Hollywood Casino Bay St. Louis (1)	34,021	—	(69,071)	34,522	3,140	2	—	2,614
Argosy Casino Sioux City	3,242	—	—	—	1,106	37	—	4,385
Boomtown Biloxi (1)	61,591	—	(59,182)	—	3,282	—	—	5,691
Hollywood Slots at Bangor	2,072	—	—	—	1,017	—	—	3,089
Bullwhackers	105	—	—	—	587	5	—	697
Casino Rama management service contract	3,667	—	—	—	—	—	—	3,667
Pennsylvania Racing Operations	(659)	—	—	—	352	—	—	(307)
Raceway Park	(282)	—	—	—	116	—	—	(166)
Earnings from Pennwood Racing, Inc.	—	—	—	—	—	—	(110)	(110)
Corporate overhead	(21,345)	5,331	—	—	1,550	—	—	(14,464)
Total	$199,048	$5,331	$(128,253)	$34,522	$35,309	$594	$(110)	$146,441

Three Months Ended December 31, 2005

	Income				Earnings
	from	Settlement	Depreciation	(Gain)/loss	from
	continuing	costs and	and	on disposal	joint
	operations	hurricane	amortization	of assets	venture	EBITDA
Charles Town Entertainment Complex	$26,193	$—	$4,761	$3	$—	$30,957
Argosy Casino Lawrenceburg	31,792	—	3,818	(74)	—	35,536
Hollywood Casino Aurora	17,600	—	2,239	(2)	—	19,837
Empress Casino Hotel	14,019	—	1,950	(52)	—	15,917
Argosy Casino Riverside	7,680	—	3,026	6	—	10,712
Hollywood Casino Baton Rouge	18,511	—	1,988	122	—	20,621
Argosy Casino Alton	3,615	—	1,590	—	—	5,205
Hollywood Casino Tunica	5,156	—	2,251	16	—	7,423
Hollywood Casino Bay St. Louis (1)	(1,420)	1,358	81	—	—	19
Argosy Casino Sioux City	2,929	—	1,226	3	—	4,158
Boomtown Biloxi (1)	(776)	645	—	9	—	(122)
Hollywood Slots at Bangor	(856)	—	729	—	—	(127)
Bullwhackers	323	—	522	—	—	845
Casino Rama management service contract	4,275	—	—	—	—	4,275
Pennsylvania Racing Operations	(5,043)	—	361	4,233	—	(449)
Raceway Park	124	—	10	—	—	134
Earnings from Pennwood Racing, Inc.	—	—	—	—	240	240
Corporate overhead	(12,810)	—	1,573	—	—	(11,237)
Total	$111,312	$2,003	$26,125	$4,264	$240	$143,944

(1)             Income from continuing operations and EBITDA for the three months ended December 31, 2006 and 2005 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006, and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Twelve Months Ended December 31, 2006

	Income						Loss
	from	Charge for			Depreciation	(Gain)/loss	from
	continuing	stock		Goodwill	and	on disposal	joint
	operations	compensation	Hurricane	impairment	amortization	of assets	venture	EBITDA
Charles Town Entertainment Complex	$122,938	$—	$—	$—	$20,921	$(225)	$—	$143,634
Argosy Casino Lawrenceburg	139,267	—	—	—	17,474	(115)	—	156,626
Hollywood Casino Aurora	70,140	—	—	—	9,084	(168)	—	79,056
Empress Casino Hotel	47,822	—	—	—	12,950	(28)	—	60,744
Argosy Casino Riverside	37,744	—	—	—	11,442	326	—	49,512
Hollywood Casino Baton Rouge	52,097	—	—	—	8,262	1,484	—	61,843
Argosy Casino Alton	21,373	—	—	—	9,075	17	—	30,465
Hollywood Casino Tunica	19,393	—	—	—	7,497	2	—	26,892
Hollywood Casino Bay St. Louis (1)	35,810	—	(69,071)	34,522	4,485	24	—	5,770
Argosy Casino Sioux City	13,363	—	—	—	4,166	40	—	17,569
Boomtown Biloxi (1)	72,812	—	(59,182)	—	4,779	—	—	18,409
Hollywood Slots at Bangor	7,332	—	—	—	3,926	—	—	11,258
Bullwhackers	947	—	—	—	2,195	19	—	3,161
Casino Rama management service contract	16,765	—	—	—	—	—	—	16,765
Pennsylvania Racing Operations	629	—	—	—	1,319	10	—	1,958
Raceway Park	(651)	—	—	—	256	—	—	(395)
Earnings from Pennwood Racing, Inc.	—	—	—	—	—	—	(788)	(788)
Corporate overhead	(79,940)	20,566	—	—	6,120	—	—	(53,254)
Total	$577,841	$20,566	$(128,253)	$34,522	$123,951	$1,386	$(788)	$629,225

Twelve Months Ended December 31, 2005

	Income from continuing operations	Settlement costs and hurricane	Depreciation and amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Entertainment Complex	$109,495	$—	$18,285	$1,740	$—	$129,520
Argosy Casino Lawrenceburg	31,792	—	3,818	(74)	—	35,536
Hollywood Casino Aurora	65,972	—	9,135	(2)	—	75,105
Empress Casino Hotel	14,019	—	1,950	(52)	—	15,917
Argosy Casino Riverside	7,680	—	3,026	6	—	10,712
Hollywood Casino Baton Rouge	16,645	28,175	7,768	111	—	52,699
Argosy Casino Alton	3,615	—	1,590	—	—	5,205
Hollywood Casino Tunica	19,187	—	8,670	49	—	27,906
Hollywood Casino Bay St. Louis (1)	(5,855)	13,709	6,179	90	—	14,123
Argosy Casino Sioux City	2,929	—	1,226	3	—	4,158
Boomtown Biloxi (1)	346	7,436	2,766	299	—	10,847
Hollywood Slots at Bangor	(1,845)	—	858	—	—	(987)
Bullwhackers	2,028	—	1,953	48	—	4,029
Casino Rama management service contract	17,234	—	—	—	—	17,234
Pennsylvania Racing Operations	(2,956)	—	1,422	4,233	—	2,699
Raceway Park	124	—	10	—	—	134
Earnings from Pennwood Racing, Inc.	—	—	—	—	1,455	1,455
Corporate overhead	(36,862)	—	3,875	(1)	—	(32,988)
Total	$243,548	$49,320	$72,531	$6,450	$1,455	$373,304

(1)             Income from continuing operations and EBITDA for the twelve months ended December 31, 2006 and 2005 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)
	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005

Revenues
Gaming (1)	$526,462	$461,400	$2,057,617	$1,211,360
Management service fee	4,019	4,627	18,146	18,596
Food, beverage and other	71,240	65,094	275,700	213,089
Gross revenues	601,721	531,121	2,351,463	1,443,045
Less promotional allowances	(28,860)	(26,587)	(106,916)	(73,940)
Net revenues	572,861	504,534	2,244,547	1,369,105

Operating expenses
Gaming (1)	274,358	242,751	1,063,063	646,305
Food, beverage and other	62,756	61,897	243,707	165,468
General and administrative	95,121	60,446	329,716	191,933
Hurricane	(128,253)	2,003	(128,253)	21,145
Goodwill impairment	34,522	—	34,522	—
Settlement costs	—	—	—	28,175
Depreciation and amortization	35,309	26,125	123,951	72,531
Total operating expenses	373,813	393,222	1,666,706	1,125,557
Income from continuing operations	199,048	111,312	577,841	243,548

Other income (expenses)
Interest expense	(50,401)	(47,693)	(196,328)	(89,344)
Interest income	873	930	3,525	4,111
(Loss) earnings from joint venture	(110)	240	(788)	1,455
Other	(3,777)	(398)	(4,296)	39
Loss on early extinguishment of debt	—	(1,365)	(10,022)	(18,039)
Total other expenses	(53,415)	(48,286)	(207,909)	(101,778)

Income from continuing operations before income taxes	145,633	63,026	369,932	141,770
Taxes on income	57,630	26,800	156,852	54,593
Net income from continuing operations	88,003	36,226	213,080	87,177

Income (loss) from discontinued operations, net of tax	—	1,382	—	(4,135)
(Loss) gain on sale of discontinued operations, net of tax	(653)	—	114,008	37,888
Net income	$87,350	$37,608	$327,088	$120,930

Earnings (loss) per share-Basic
Income from continuing operations	$1.04	$0.43	$2.53	$1.05
Discontinued operations, net of tax	(0.01)	0.02	1.35	0.41
Basic earnings per share	$1.03	$0.45	$3.88	$1.46

Earnings (loss) per share-Diluted
Income from continuing operations	$1.01	$0.42	$2.46	$1.02
Discontinued operations, net of tax	(0.01)	0.02	1.32	0.39
Diluted earnings per share	$1.00	$0.44	$3.78	$1.41

Weighted average shares outstanding

Basic	84,541	83,307	84,229	82,893
Diluted	86,986	85,899	86,634	85,857

(1)   Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

Argosy Gaming Company—Results for the Twelve Months Ended

December 31, 2006 and 2005

On October 3, 2005, Penn National Gaming completed the acquisition of Argosy Gaming Company with the transaction treated for accounting purposes as effective October 1, 2005.  The table below summarizes the operating performance of the Argosy Gaming Company properties during the twelve-month periods ended December 31, 2006 and 2005.  Although Penn National Gaming did not own Argosy Gaming Company during the entire twelve-month period ended December 31, 2005, the Company believes that this data is useful to investors in considering the value of this transaction to Penn National.  As previously disclosed, Penn National Gaming completed the sale of Argosy Casino-Baton Rouge on October 25, 2005, and is currently required by the Illinois Gaming Board to reach a definitive sales agreement for the Empress Casino Hotel by June 30, 2008.

Investors should also be aware that Argosy previously included (gain)/loss on disposal of assets in EBITDA while Penn National does not; the results below are furnished based on Penn National’s methodology.

	NET REVENUES (1)		EBITDA (2)
	(in thousands)		(in thousands)
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Argosy Casino Lawrenceburg	$474,046	$446,327	$156,626	$147,088
Empress Casino Hotel	238,843	230,326	60,744	60,320
Argosy Casino Riverside	153,441	141,195	49,512	41,947
Argosy Casino Alton	115,194	107,392	30,465	22,484
Argosy Casino Sioux City	53,909	53,398	17,569	16,620

(1)           Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)           EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.  A reconciliation of income from operations per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA is included in the accompanying financial schedules.

ARGOSY GAMING COMPANY

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Twelve Months Ended December 31, 2005

Reconciliation of Income from Operations (GAAP) to Adjusted EBITDA

	Income from continuing operations	Depreciation and amortization	EBITDA (1)	(Gain)/loss on disposal of assets	Adjusted EBITDA (2)
Argosy Casino Lawrenceburg	$132,100	$15,061	147,161	$(73)	$147,088
Empress Casino Hotel	51,414	9,051	60,465	(145)	60,320
Argosy Casino Riverside	28,972	12,924	41,896	51	41,947
Argosy Casino Alton	16,076	6,408	22,484	—	22,484
Argosy Casino Sioux City	12,418	4,197	16,615	5	16,620

(1)             EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.

(2)             Adjusted EBITDA excludes gain/loss on disposal of assets.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA, or earnings before interest, taxes, charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs, hurricane and goodwill impairment, and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Diluted earnings per share from continuing operations before hurricane, goodwill impairment, charge for early extinguishment of debt, settlement charge and impairment charge for Penn National grandstand is presented solely as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income per share per GAAP.  A reconciliation of the Company’s EBITDA to net income per GAAP, as well as the Company’s EBITDA to income from continuing operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules herein.  On a property level, EBITDA is reconciled to income from continuing operations per GAAP, rather than net income per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 11:00 am EST today, both of which are open to the general public.  The conference call number is 212/231-6020 or 415/537-1973; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.

Following its completion, a replay of the call can be accessed until February 22, 2007, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21326553.  A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “News” section (select link for “Press Releases”).

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment.  The Company presently operates sixteen facilities in thirteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature approximately 21,000 slot machines, over 400 table games, approximately 1,500 hotel rooms and approximately 750,000 square feet of gaming floor space.  The Company recently agreed to acquire Zia Park Racetrack and its Black Gold Casino, which features 750 slot machines. The transaction is expected to close mid-2007, subject to the satisfaction of customary closing conditions, including regulatory approval.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; delays or changes to, or cancellations of, planned capital projects at our gaming and pari-mutuel facilities or an inability to achieve the expected returns from such projects; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; our dependence on key personnel; the impact of terrorism and other international hostilities and the availability and cost of financing and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission. Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.